EXHIBIT 10.1

PAR TECHNOLOGY CORPORATION

INDEPENDENT DIRECTORS RESTRICTED STOCK AGREEMENT

AGREEMENT made as of __________________ (the “Effective Date”), between PAR Technology Corporation, a Delaware corporation (the “Company”), and, individually, ___________________ (each, an “Independent Director”).

WITNESSETH:

WHEREAS, the Company wishes for an Independent Director to have a sustained, proprietary interest in the Company’s financial performance;

WHEREAS, the Company wishes to provide for such interest by allowing for the purchase by an Independent Director of [a number] shares of Common Stock for cash consideration equal to the par value of such shares, which shall be burdened with certain restrictions on resale, as set forth herein (the “Restricted Shares”); and

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Purchase and Purchase Price.  Contemporaneous with the execution of this Agreement, the Independent Director shall purchase [a number] of Restricted Shares, subject to the terms and conditions set forth herein, at a purchase price of $.02 per Restricted Share (“Per Share Purchase Price”).  The aggregate purchase price of [a dollar amount] (the “Purchase Price”) for the Restricted Shares shall be paid by each Independent Director.

2.	Restrictive Legend. Each certificate representing Restricted Shares shall have affixed thereto a legend in substantially the following form:

“The shares of stock represented by this certificate are subject to restrictions on transfer and certain options to purchase set forth in the Independent Director Restricted Stock Agreement between PAR Technology Corporation and the registered owner of this certificate (or his predecessor in interest), and such Independent Director Restricted Stock Agreement is available for inspection without charge at the office of the Clerk of the Corporation.”

3.
Restrictions on Transfer; Permitted Sale.  Except as expressly provided in this Section 3, the Independent Director shall not, during his service as a Director of the Company, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “Transfer”), any of the Restricted Shares, whether unvested or vested, or any interest therein.  The foregoing notwithstanding, however, the Independent Director may sell that number of vested Restricted Shares necessary to obtain reimbursement, in whole or in part, for the payment of federal, state or local taxes of any kind required by law to be paid in connection with the vesting of such Restricted Shares.

4.
Transfers in Violation of Agreement; Repurchase Right.  If any Transfer of the Restricted Shares is made or attempted contrary to the provisions of this Agreement, the Company shall have the right to purchase the Restricted Shares, as applicable, from the owner thereof or his transferee at any time before or after the Transfer, as herein provided (the “Repurchase Right”).  In the event the Company elects to exercise its Repurchase Right  hereunder, it may do so, after notifying the Independent Director of its intent, by canceling the certificate(s) representing the Restricted Shares and depositing the pro rata Purchase Price for the cancelled Restricted Shares in a bank account for the benefit of the Independent Director, whereupon such Restricted Shares shall be, for all purposes, canceled, and neither the Independent Director nor any transferee shall have any rights as a holder with respect to such Restricted Shares for any purpose, including without limitation dividend and voting rights.  In addition to any other legal or equitable remedies it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law).

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5.
Term of Agreement; Transfers After Termination of Service.  This Agreement shall remain in effect until termination of the Independent Director’s service as a Director of the Company, provided the “stand-off” provisions of Section 9 survive until the termination of the Independent Director’s status as a “Principal Stockholder” under Section 16 of Securities Exchange Act of 1934, if applicable.  If the termination of the Independent Director’s service as a Director of the Company occurs after the first anniversary of the purchase of the Restricted Shares (i.e., after vesting of all Restricted Shares), the Independent Director (or his estate, in the event of the death of the Independent Director) shall be free to Transfer any amount of Restricted Shares owned.

6.
Vesting.  The Restricted Shares shall vest in four consecutive, equal amounts on the following basis: [a number] of Restricted Shares vest on that date 90 days from the Effective Date; [a number] of Restricted Shares vest on that date 180 days from the Effective Date; [a number] of Restricted Shares vest on that date 270 days from the Effective Date; and the balance of Restricted Shares vest on that date 360 days from the Effective Date.  In the event the death of the Independent Director before the first anniversary of the Effective Date (i.e., before all Restricted Shares have vested), that unvested portion of the Restricted Shares shall vest, and the estate of the Independent Director shall be free to Transfer any amount of Restricted Shares owned.  As soon as practicable after the Effective Date, the Company will deliver to each Independent Director a schedule setting forth the specific vesting dates implied herein.

7.
Forfeiture and Repurchase During Vesting Period.  If the service of the Independent Director as a Director of the Company ends prior to the first anniversary of the purchase of the Restricted Shares (i.e., before the Restricted Shares are fully vested), the Independent Director shall forfeit those Restricted Shares that have not vested as of the effective date of such resignation; provided, however, the Board of Directors, at its sole discretion, may waive such forfeiture as set forth in Section 11, thereby allowing the Independent Director to retain the Restricted Shares, which would remain subject to the vesting schedule set forth herein.  If the Board of Directors does not waive such forfeiture, the Company shall repurchase, as soon as practicable, from the Independent Director all such unvested Restricted Shares at a price per share.

8.
Withholding Taxes; Section 83(b) Election.  The Independent Director acknowledges and agrees the Company has the right to deduct from payments of any kind otherwise due to the Independent Director any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Restricted Shares by the Independent Director.  If the Independent Director elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of purchase of the Restricted Shares, the Company will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price for such Restricted Shares and the fair market value of such Restricted Shares as of the date of the purchase of such Restricted Shares.

9.
Market “Stand-Off” Agreement.  The Independent Director hereby agrees, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement for such securities filed with the Securities and Exchange Commission, such Independent Director shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by the Independent Director at any time during such period except shares included in such registration statement; provided, however, all officers and directors of the Company enter into similar agreements.  The market “stand-off” agreement established pursuant to this Section 9: (a) shall be in effect until the latter of (i) the termination of the Independent Director’s service as a Director of the Company or (ii) the termination of the Independent Director’s status as a “Principal Stockholder” under Section 16 of Securities Exchange Act of 1934, if applicable; and (b) shall not be applicable, in the event of the death of the Independent Director, to his estate.

10.	Investment and Tax Representations. The Independent Director represents, warrants and covenants as follows:

(a)
He has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of an investment in the Company.  The Independent Director acknowledges certain of such information may be forward-looking and is therefore speculative and subject to known and unknown risks and uncertainties and other factors which may cause the actual performance of the Company to be materially and adversely different from any performance expressed or implied by such forward-looking statements.

(b)
He has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in an investment in the Restricted Shares and to make an informed investment decision with respect to such investment.

(c)	He can afford the complete loss of the value of the Restricted Shares and is able to bear the economic risk of holding such Restricted Shares for an indefinite period of time.

(d)
He understands (i) the Federal income tax consequences to the Independent Director of the purchase and sale of the Restricted Shares will vary depending upon whether the Independent Director makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (ii) the Independent Director understands the Company is not providing the Independent Director with any advice as to whether to make such election, (iii) the Independent Director has been advised to seek, and has sought, the counsel of his or his own tax advisor as to whether, where and how to make such election, (iv) such election, if made, must be filed with the Internal Revenue Service within 30 days of the date of this Agreement, and (v) the Independent Director must notify the Company upon making such election.

11.
Waiver; Disposition of Stock.  From time to time the Company may waive its rights hereunder either generally or with respect to one or more specific Transfers that may have been proposed, attempted or made.  All action to be taken by the Company hereunder shall be taken by vote of a majority of its disinterested members of the Board of Directors then in office.  Any Restricted Shares the Company has elected to purchase hereunder may be disposed of by the Board of Directors in such manner as it deems appropriate, with or without further restrictions upon the transfer thereof.

12.
Successors and Assigns; Assignment.  This Agreement shall be binding upon the parties hereto and their heirs, representatives, successors and assigns.  The Company may assign its rights hereunder either generally or from time to time.

13.	Notices. All notices to a party hereto shall be in writing and shall be deemed to have been adequately given if delivered in person or if given by registered or certified mail, postage prepaid:

If to the Company:                                             PAR Technology Corporation
PAR Technology Park
8383 Seneca Turnpike
New Hartford, NY 13413-4991
Attn: Legal Department

If to the Independent Director, to that address recorded by the Company for that Independent Director, or to such other address as the Independent Director may from time to time designate by notice in writing given to the Company.

14.	Amendments. This Agreement may be amended or modified in whole or in part only by an instrument in writing signed by the Company and the Independent Director.

15.	No Rights to Business Relationship. Nothing contained in this Agreement shall be construed as giving the Independent Director any right or duty to continue his role as a Director of the Company.

16.
Entire Agreement.  This Agreement constitutes the entire agreement between the parties, and all premises, representations, understandings, warranties and agreements with reference to the subject matter hereof have been expressed herein or in the documents incorporated herein by reference.

17.
Applicable Law; Severability.  This Agreement shall be governed by and construed and enforced in accordance with New York law.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of that provision or any other provisions of this Agreement.

18.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Independent Director has hereunto set his hand and the Company has authorized this Agreement to be signed by its officers thereunto duly authorized, effective as an instrument under seal.